ACP Strategic Opportunities Fund II, LLC  SC TO

 Exhibit 99.(F)

EXHIBIT (F)

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units in

ACP Strategic Opportunities Fund II, LLC

Tendered Pursuant to the Offer to Purchase
Dated January 2, 2014

THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY PINNACLE FUND ADMINISTRATION

IN A TIMELY MANNER SET FORTH PRIOR TO THE EXPIRATION DATE.

To be effective, complete this Notice of Withdrawal and return to:

Pinnacle Fund Administration, LLC

Attn: Dan Uttaro

15720 John J. Delaney Drive, Suite 206

Charlotte NC 28277

PH: 704-927-5402

FX: 704-752-8997

For Additional Information:

Phone: (610) 688-4180

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ACP Strategic Opportunities Fund II, LLC

 NOTICE OF WITHDRAWAL OF TENDER

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited partnership units, or the tender of some of such units, for purchase by the ACP Strategic Opportunities Fund II, LLC that previously was submitted by the undersigned in a Letter of Transmittal dated ____________ .

Such tender was in the amount of:

☐	All of the undersigned’s entire limited partnership units.

☐	A portion of the undersigned’s limited partnership units expressed as a specific dollar value or number of units.

$	or	(number of units)

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

FAX OR MAIL TO:

Pinnacle Fund Administration, LLC

Attn: Dan Uttaro

15720 John J. Delaney Drive, Suite 206

Charlotte NC 28277

PH: 704-927-5402

FX: 704-752-8997

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 NOTICE OF WITHDRAWAL OF TENDER

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature

(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

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